AMENDMENT

To

Transfer Agency and Service Agreement

Between

State Street Institutional Investment Trust

SSGA Funds

And

DST Asset Manager Solutions, Inc.

This Amendment is made as of June 14, 2021, by and between DST Asset Manager Solutions Inc. (the “Transfer Agent”) and State Street Institutional Investment Trust and SSGA Funds (each, a “Fund” and together, the “Funds”), each entity individually not jointly, as listed on Schedule A, to the Transfer Agency and Service Agreement between the parties dated June 1, 2016, as amended (the Agreement”). In accordance with Section 15.1 (Amendment) and Section 16 (Additional Portfolios/Funds) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of June 14, 2021; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “June 14, 2021 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this June 14, 2021 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this June 14, 2021 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

(Signature on following page)

STATE STREET INSTITUTIONAL
INVESTMENT TRUST ON BEHALF OF
ITSELF AND EACH OF ITS PORTFOLIOS,
INDIVIDUALLY AND NOT JOINTLY, AS		DST ASSET MANAGER
LISTED ON SCHEDULE A		SOLUTIONS, INC.

By:	/s/ Bruce Rosenberg	By:	/s/ Nick Wright
Name: Bruce Rosenberg Title: Managing Director As an Authorized Officer on behalf of each of the Funds indicated on Schedule A		Name: Nick Wright Title: Authorized Representative

SSGA FUNDS ON BEHALF OF ITSELF

AND EACH OF ITS PORTFOLIOS,

INDIVIDUALLY AND NOT JOINTLY, AS

LISTED ON SCHEDULE A

By:	/s/ Bruce Rosenberg
Name: Bruce Rosenberg
Title: Managing Director

As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE A

Effective Date: June 14, 2021

SSGA Funds

State Street Defensive Emerging Markets Equity Fund

State Street International Stock Selection Fund

State Street S&P 500 Index Fund

State Street Institutional Investment Trust

State Street Aggregate Bond Index Fund

State Street Cash Reserves Fund*

State Street China Equity Select Fund

State Street Emerging Markets Equity Index Fund

State Street Equity 500 Index Fund

State Street ESG Liquid Reserves Fund

State Street Global All Cap Equity ex- U.S. Index Fund

State Street Hedged International Developed Equity Index Fund

State Street International Developed Equity Index Fund*

State Street International Value Spotlight Fund

State Street Institutional Liquid Reserves Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Institutional U.S. Government Money Market Fund

State Street Small/Mid Cap Equity Index Fund

State Street Target Retirement Fund

State Street Target Retirement 2020

State Street Target Retirement 2025

State Street Target Retirement 2030

State Street Target Retirement 2035

State Street Target Retirement 2040

State Street Target Retirement 2045

State Street Target Retirement 2050

State Street Target Retirement 2055

State Street Target Retirement 2060

State Street Target Retirement 2065

State Street Treasury Obligations Money Market Fund

State Street Ultra Short Term Bond Fund*

*	The Fund is not active